Exhibit 10.2

Privileged

Xylem Inc. 301 Water Street, SE Washington DC 20003

PERSONAL AND CONFIDENTIAL

To: Sandy Rowland

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (“Agreement”) confirms the mutual understanding between you and Xylem, Inc (the “Company”) regarding the transition of services to be performed. Effective October 1, 2023, you will cease serving as the Company’s Senior Vice President and Chief Financial Officer role and continue to report to and support the Chief Executive Officer as a Strategic Advisor to the Chief Executive Officer until March 31, 2024 (“Separation Date”).

1. Transitional Services. Your employment with the Company will end effective March 31, 2024, unless earlier terminated by you voluntarily or upon mutual consent between you and the Company. You agree that from October 1, 2023 through the Separation Date your primary focus will be: (i) engaging with the Evoqua integration and transitioning integration oversight at the appropriate time; (ii) overseeing key finance process transformations; (iii) assisting with support and planning for the Company’s investor day in 2024; (iv) transitioning functional leadership of the Finance team; (v) other advisory duties as identified by the Chief Executive Officer; and (vi) continuing to engage in a positive manner with Company personnel, investors, customers, suppliers and representatives. In exchange for your execution and compliance with the terms of this Agreement, the Company shall continue to pay your base salary through the Separation Date and you will continue to be eligible under all benefit programs as well as the executive Annual Incentive Plan at your current target %.

2. Separation Agreement. Separate and apart from the terms of this Agreement, you will also receive on or before March 31, 2024, a Separation Memorandum (“Memorandum”) and Separation Agreement and General Release (the “Release). The Memorandum and Release will confirm the mutual understanding regarding your separation from employment with the Company as well as confidentiality and non-solicitation provisions. You will also receive severance according to the better of (1) the Company’s plan as they exist on March 31, 2024 or (2) the Company’s plan as they exist as of the effective date of this Agreement.

3. Annual Incentive. You will be paid an annual incentive for the 2023 performance year based on the Company’s performance against financial targets and your individual performance score under the executive Annual Incentive Plan. The actual payout will be based on the Company’s actual performance (weighted 75%) and the higher of your individual performance as assessed and recommended by the CEO for the 2023 performance year or the Company’s actual performance (weighted 25%) and must be approved by the Leadership Development and Compensation Committee (“LDCC”) in February 2024. Payment will be made to you in March 2024 consistent with all other executives. You will not be eligible for annual incentive considerations for the 2024 fiscal year. Any amounts payable under this annual incentive, as well as any other long-term incentive compensation arrangement, are subject to any policy established by the Company providing for clawback or recovery of amounts that were paid to you. The Company will make any determination for clawback or recovery in accordance with any applicable law or regulation.

4. Governing Law. This Agreement shall be construed and in accordance with the laws of the state of Indiana.

You have a right to consult with an attorney regarding this Agreement. To accept this Agreement, please sign and date this Agreement by September 1, 2023.

Sincerely, Xylem, Inc.

By:	/s/ Claudia Toussaint
(Signature)
Name:	Claudia Toussaint
Title:	SVP, Chief People and Sustainability Officer
Dated:	September 1, 2023

My agreement with the terms and conditions of this Agreement is signified by my signature below. Furthermore, I acknowledge that I have read and understand this Agreement, that I have a right to consult with an attorney regarding this Agreement, and that I sign this knowingly and voluntarily.

Signed	/s/ Sandra Rowland	Dated:	September 1, 2023
Sandra Rowland

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